As filed with the Securities and Exchange Commission on December 4, 2025

Registration No. 333-291939
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOUNT LOGAN CAPITAL INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	33-2698952 (I.R.S. Employer Identification No.)
650 Madison Avenue, 3rd Floor New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Mount Logan Capital Inc. 2025 Omnibus Incentive Plan
(Full title of the plan)

Nikita Klassen
650 Madison Avenue, 3rd Floor
New York, NY 10022
(Name and address of agent for service)

(212) 891-2880
(Telephone number, including area code, of agent for service)

Copies to:
Anna T. Pinedo, Esq.
Ali Perry, Esq.
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 506-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-291939) (as the same may be amended and/or supplemented from time to time, the “Registration Statement”) of Mount Logan Capital Inc. (the “Registrant”) is being filed as an exhibit-only filing solely in order to re-file Exhibit 107.1 to the Registration Statement and amend and restate the exhibit index included in the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and Exhibit 107.1. The remainder of the Registration Statement is unchanged hereby and has been omitted. Except as set forth herein, this Amendment speaks as of the original filing date of the Registration Statement, does not reflect events that may have occurred subsequent to the original filing date thereof, and does not modify or update in any way disclosures made in the original Registration Statement.

PART II
INFORMATION REQUIRED IN THE PROSPECTUS
Item 8. Exhibits

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of Mount Logan Capital Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 16, 2025)

4.2	Amended and Restated Bylaws of Mount Logan Capital Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 16, 2025)
5.1	Opinion of Mayer Brown LLP (incorporated by reference to Exhibit 5.1 of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 4, 2025)
23.1	Consent of EisnerAmper LLP, Yukon New Parent, Inc (incorporated by reference to Exhibit 23.1 of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 4, 20205)
23.2	Consent of EisnerAmper LLP, 180 Degree Capital Corp. (incorporated by reference to Exhibit 23.2 of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 4, 2025)
23.3	Consent of Deloitte (incorporated by reference to Exhibit 23.3 of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 4, 2025)
23.4	Consent of Mayer Brown LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 4, 2025)
99.1	2025 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 4, 2025)
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 4, 2025.

MOUNT LOGAN CAPITAL INC.
By:	/s/ Ted Goldthorpe
Ted Goldthorpe
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Ted Goldthorpe
Ted Goldthorpe	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 4, 2025
/s/ Nikita Klassen
Nikita Klassen	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)	December 4, 2025
*
David Allen	Director	December 4, 2025
*
Sabrina Liak	Director	December 4, 2025
*
Buckley Ratchford	Director	December 4, 2025
*
Rudolph Reinfrank	Director	December 4, 2025
*
Parker A. Weil	Director	December 4, 2025
*
Matthew Westwood	Director	December 4, 2025

*By:	/s/ Nikita Klassen
Name:	Nikita Klassen
Title:	Attorney-in-fact

3